Community & Southern Holdings, Inc.	Exhibit 99.1
Consolidated Balance Sheets (Unaudited)

(In thousands of dollars, except share data)

	June 30, 2016	December 31, 2015
Assets
Cash and due from banks	$93,421	$218,338
Investment securities available-for-sale (amortized cost of $417,922 and $463,913, respectively)	424,538	464,481
Investment securities held-to-maturity (market value of $78,847 and $83,480, respectively)	74,975	80,368
Loans held for sale	1,249	2,373
Loans held for investment	3,117,830	3,147,558
Allowance for loan losses	(42,395)	(41,417)

Loans, net of allowance for loan losses	3,075,435	3,106,141
Premises and equipment	73,621	79,826
Other real estate owned	6,653	8,292
Goodwill	44,514	44,514
Core deposit intangibles	12,289	14,428
Bank owned life insurance	86,377	85,040
Other assets	58,956	67,984

Total assets	$3,952,028	$4,171,785

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$499,748	$548,838
Interest-bearing	2,794,994	3,139,949

Total deposits	3,294,742	3,688,787
Other borrowings	150,000	—
Other liabilities	16,624	22,854

Total liabilities	3,461,366	3,711,641

Shareholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized; 36,969,052 and 36,949,266 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively)	369	369
Additional paid-in capital	375,796	374,893
Retained earnings	109,813	84,110
Accumulated other comprehensive income	4,684	772

Total shareholders’ equity	490,662	460,144

Total liabilities and shareholders’ equity	$3,952,028	$4,171,785

Community & Southern Holdings, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income
Interest and fees on loans	$40,035	$36,107	$81,821	$70,265
Interest and dividends on investment securities	2,940	3,276	6,224	6,390
Interest on other earning assets	124	86	305	162

Total interest income	43,099	39,469	88,350	76,817
Interest expense
Deposits	4,510	3,782	9,550	7,350
Other borrowings	56	436	56	783

Total interest expense	4,566	4,218	9,606	8,133

Net interest income	38,533	35,251	78,744	68,684
Provision for credit losses	2,962	5,970	4,626	10,346

Net interest income after provision for credit losses	35,571	29,281	74,118	58,338

Noninterest income
Service charges on deposit accounts	3,326	2,957	6,527	5,650
FDIC loss share receivable valuation adjustment	—	1,085	—	929
Gain on sales of mortgage loans	573	619	1,020	985
Gain (loss) on sales of other loans, net	(263)	278	2,036	729
Other	2,469	2,572	4,763	5,281

Total noninterest income	6,105	7,511	14,346	13,574

Noninterest expense
Salaries and employee benefits	11,178	12,629	23,160	24,775
Occupancy and equipment expense	2,963	2,994	6,177	6,012
Technology and data processing	2,613	3,639	5,292	5,906
Professional services	749	1,494	2,306	2,782
Expense on loans and other real estate owned	979	872	2,045	1,473
Amortization expense	1,113	881	2,280	1,752
FDIC loss share receivable amortization	—	1,712	—	4,876
Other	3,826	5,205	7,215	8,645

Total noninterest expense	23,421	29,426	48,475	56,221

Income before income taxes	18,255	7,366	39,989	15,691
Income tax expense	6,452	2,444	14,286	4,658

Net income	$11,803	$4,922	$25,703	$11,033

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

(In thousands of dollars)

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Net Income	$11,803	$4,922	$25,703	$11,033

Components of other comprehensive income:
Unrealized gains / (losses) on available-for-sale investment securities arising during period (net of $581, ($1,808), $2,025, and ($530) tax expenses / (benefits), respectively)	1,128	(3,509)	3,930	(1,029)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	4	(25)	(18)	(54)

Total other comprehensive income	1,132	(3,534)	3,912	(1,083)

Comprehensive income	$12,935	$1,388	$29,615	$9,950

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Shareholders’ Equity (Unaudited)

(In thousands of dollars)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
Balance at December 31, 2014	$369	$372,670	$59,461	$2,570	$435,070
Net income			11,033		11,033
Change in accumulated other comprehensive income				(1,083)	(1,083)
Stock-based compensation expense		1,173			1,173

Balance at June 30, 2015	$369	$373,843	$70,494	$1,487	$446,193

Balance at December 31, 2015	$369	$374,893	$84,110	$772	$460,144
Net income			25,703		25,703
Change in accumulated other comprehensive income				3,912	3,912
Stock-based compensation expense		903			903

Balance at June 30, 2016	$369	$375,796	$109,813	$4,684	$490,662

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands of dollars)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities	$25,703	$11,033
Net income
Adjustments to reconcile net income to cash provided by operating activities:
Net amortization/accretion of premiums and discounts	(11,705)	(16,424)
Provision for credit losses	4,626	10,346
Other real estate owned and repossession losses, net	(274)	(56)
Gain on sale of other loans, net	(2,036)	—
Stock-based compensation expense	903	1,173
Deferred income tax expense (benefit)	4,545	(3,329)
Depreciation, amortization and accretion	2,362	2,151
Net change in loans held for sale	1,124	(1,303)
Net change in FDIC loss share receivable	—	13,066
Increase in cash surrender value of bank owned life insurance	(1,337)	(1,250)
Net change in other assets	6,214	(22,468)
Net change in other liabilities	(6,230)	(1,141)

Net cash provided by (used in) operating activities	23,895	(8,202)

Cash flows from investing activities
Net change in loans held for investment (originations, net of principal repayments)	(30,578)	(254,187)
Purchases of investment securities available-for-sale	(719)	(109,755)
Proceeds from maturities and calls of investment securities available-for-sale	45,449	38,964
Proceeds from sales of investment securities available-for-sale	—	26,384
Proceeds from calls and maturities of investment securities held-to-maturity	5,270	5,400
Proceeds from sales of of other loans	72,380	—
Purchases of investment securities held-to-maturity	—	(5,493)
Purchases of premises and equipment	(58)	(1,126)
Disposals of premises and equipment	63	3,054
Other adjustments in other real estate owned	152	2,224
Proceeds from sales of other real estate owned	3,274	7,763
Net cash (paid) acquired from acquisitions	—	(332)
Purchases of bank owned life insurance	—	(20,000)

Net cash provided by (used in) investing activities	95,233	(307,104)

Cash flows from financing activities
Net change in deposits	(394,045)	92,363
Proceeds from other borrowings	150,000	175,000
Repayment of other borrowings	—	(20,068)

Net cash (used in) provided by financing activities	(244,045)	247,295

Change in cash and due from banks	(124,917)	(68,011)
Beginning of period	218,338	203,956

End of period	$93,421	$135,945

Supplemental disclosure of cash flow information
Transfers of loans to other real estate owned	$1,513	$6,588
Cash paid for interest	10,104	8,019
Cash paid for income taxes	172	15,499
Change in unrealized gain on investment securities available-for-sale	6,047	(1,585)

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

1.	Significant Accounting Policies

Community & Southern Holdings, Inc. (the “Company”), headquartered in Atlanta, Georgia, is a financial holding company that was incorporated under the laws of the State of Delaware on September 18, 2009 to serve as the holding company for Community & Southern Bank (“C&S Bank”). The Company operates two subsidiaries: (1) C&S Bank, a Georgia-state chartered bank that was incorporated on January 29, 2010, which provides traditional credit and depository banking services to its retail and commercial customers in northern and central Georgia, including metro Atlanta, as well as Jacksonville, Florida, and (2) CSB Risk Management, Inc., a captive insurance company established with the specific objective of insuring risks for the Company, its subsidiaries, and a group of unaffiliated member banks. C&S Bank is the parent company of CSB Investments, Inc., a Nevada corporation that owns all of the investment securities of the Company.

Principles of Consolidation and Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information. Accordingly, certain information normally presented for complete consolidated financial statements required by US GAAP has been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these financial statements, have been made.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could vary from these estimates. Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

These financial statements should be read in conjunction with the 2015 Consolidated Financial Statements of Community & Southern Holdings, Inc. There have been no significant changes to the Company’s accounting policies as disclosed in the 2015 Consolidated Financial Statements and no new accounting guidance will be applicable to the Company due to the pending acquisition by Bank of the Ozarks, Inc. See subsequent events footnote.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

2.	Investment Securities

The aggregate values of investment securities at June 30, 2016 and December 31, 2015, along with unrealized gains and losses determined on an individual security basis are as follows (dollars in thousands):

	Held-to-Maturity As of June 30, 2016				Available-for-Sale As of June 30, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government	$—	$—	$—	$—	$30,074	$341	$32	$30,383
Certificates of deposit	21,716	267	—	21,983	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	201,479	4,277	6	205,750
Asset backed securities	—	—	—	—	10,084	—	290	9,794
Collateralized mortgage obligations	—	—	—	—	128,843	2,123	121	130,845
State, county and municipal	53,259	3,605	—	56,864	8,134	311	—	8,445
Corporate bonds	—	—	—	—	35,477	125	112	35,490
Equity securities	—	—	—	—	3,831	—	—	3,831

Total investment securities	$74,975	$3,872	$—	$78,847	$417,922	$7,177	$561	$424,538

	Held-to-Maturity As of December 31, 2015				Available-for-Sale As of December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government	$—	$—	$—	$—	$35,087	$20	$396	$34,711
Certificates of deposit	24,882	18	197	24,703	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	219,413	2,066	1,089	220,390
Asset backed securities	—	—	—	—	16,333	—	439	15,894
Collateralized mortgage obligations	—	—	—	—	145,061	875	742	145,194
State, county and municipal	55,486	3,299	8	58,777	8,832	160	—	8,992
Corporate bonds	—	—	—	—	35,529	165	52	35,642
Equity securities	—	—	—	—	3,658	—	—	3,658

Total investment securities	$80,368	$3,317	$205	$83,480	$463,913	$3,286	$2,718	$464,481

The following table provides contractual maturity information for investment securities as of June 30, 2016 (dollars in thousands). Callable investment securities are assumed to mature on their earliest call date. Actual maturities may differ from contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity As of June 30, 2016		Available-for-Sale As of June 30, 2016
	Cost	Fair Value	Cost	Fair Value
Maturing in
One year or less	$2,499	$2,502	$16,279	$16,390
One through five years	34,895	36,477	278,062	282,947
Five through ten years	30,795	32,734	110,907	112,470
Over ten years	6,786	7,134	8,843	8,900
Equity securities	—	—	3,831	3,831

Total investment securities	$74,975	$78,847	$417,922	$424,538

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following table provides information regarding investment securities with unrealized losses as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	Less Than 12 Months			As of June 30, 2016 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	—	$—	$—	1	$4,964	$32	1	$4,964	$32
Certificates of deposit	—	—	—	—	—	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	1	2,025	6	—	—	—	1	2,025	6
Asset backed securities	2	4,303	109	2	5,491	181	4	9,794	290
Collateralized mortgage obligations	—	—	—	2	7,401	121	2	7,401	121
State, county and municipal	—	—	—	—	—	—	—	—	—
Corporate bonds	3	14,293	112	—	—	—	3	14,293	112

Total investment securities	6	$20,621	$227	5	$17,856	$334	11	$38,477	$561

	Less Than 12 Months			As of December 31, 2015 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	3	$14,966	$138	2	$9,725	$258	5	$24,691	$396
Certificates of deposit	74	15,799	138	13	2,872	59	87	18,671	197
FNMA, GNMA and FHLMC mortgage-backed securities	17	99,635	926	3	10,864	163	20	110,499	1,089
Asset backed securities	2	5,173	135	3	10,721	304	5	15,894	439
Collateralized mortgage obligations	7	52,584	294	4	20,400	448	11	72,984	742
State, county and municipal	1	551	8	—	—	—	1	551	8
Corporate bonds	3	15,371	52	—	—	—	3	15,371	52

Total investment securities	107	$204,079	$1,691	25	$54,582	$1,232	132	$258,661	$2,923

The Company held certain investment securities having unrealized loss positions. As of June 30, 2016, the Company did not intend to sell these investment securities nor was it more likely than not that the Company would be required to sell these investment securities before their anticipated recovery or maturity. The Company has reviewed its portfolio for other-than-temporary impairment (“OTTI”) in accordance with the accounting policies outlined in Note 1, “Summary of Significant Accounting Policies and Nature of Business”, to the 2015 Consolidated Financial Statements. Market changes in interest rates and credit spreads will result in temporary unrealized losses as the market price of investment securities fluctuates. As a result, the Company had no OTTI for the six months ended June 30, 2016 and the year ended December 31, 2015.

The Company had pledged held-to-maturity and available-for-sale investment securities having aggregate fair values of $22.0 million and $309.2 million, respectively, at June 30, 2016, and $19.2 million and $329.0 million, respectively, at December 31, 2015 to secure public funds on deposit and certain other borrowings, and for other purposes as required by law.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

3.	Loans Held for Investment

Composition of Loan Portfolio

The Company’s recorded investment in loans outstanding at June 30, 2016 and December 31, 2015 is summarized as follows (dollars in thousands):

	June 30, 2016	December 31, 2015
Commercial loans:
Construction	$373,480	$350,026
Commercial real estate	1,180,467	1,165,464
Commercial & industrial	219,275	347,194

Total commercial loans	1,773,222	1,862,684
Consumer loans:
Residential real estate	212,430	219,739
Automobile	406,367	401,184
Marine and recreational vehicle	494,523	391,058
Other consumer purpose	11,252	9,950

Total consumer loans	1,124,572	1,021,931
Purchased credit-impaired loans:
Construction	15,007	18,281
Commercial real estate	123,573	150,341
Commercial & industrial	9,395	9,054
Residential real estate	71,272	84,362
Other consumer purpose	789	905

Total purchased credit-impaired loans	220,036	262,943

Loans held for investment	$3,117,830	$3,147,558

Loans held for sale	$1,249	$2,373

Under a line of credit agreement with the Federal Home Loan Bank of Atlanta (“FHLBA”), at June 30, 2016 and December 31, 2015, the Company had pledged certain loans under a blanket lien as collateral for its FHLBA borrowings. The loans subject to the blanket lien included all qualifying 1-4 family first mortgage loans, multi-family first mortgage loans, and commercial real estate loans, and had a recorded investment of $2.6 billion and $2.7 billion at June 30, 2016 and December 31, 2015, respectively.

During the six months ended June 30, 2016, the Company sold a portfolio of classified loans with a recorded investment of $16.7 million and recorded a gain of $4.8 million on the sale, which is included within the gain on sale of other loans on the Consolidated Statements of Income. The Company also sold a portfolio of syndicated loans with a recorded investment of $52.4 million and recorded a loss of $2.5 million on the sale, which is also included within the gain on sale of other loans.

Credit Quality

The Company monitors the credit quality of its commercial loan portfolio using internal credit risk ratings. These credit risk ratings are based upon established regulatory guidance and are assigned upon initial approval of credit to borrowers. Credit risk ratings are updated at least annually after the initial assignment or whenever management becomes aware of information affecting the borrowers’ ability to fulfill their obligations. The Company utilizes the following categories of credit grades to evaluate its commercial loan portfolio:

Pass. Higher quality loans that do not fit any of the other categories described below.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Special Mention. The Company assigns a special mention rating to loans with potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or lease or the Company’s credit position at some future date.

Substandard. The Company assigns a substandard rating to loans that are inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard loans have well-defined weaknesses that jeopardize repayment of the debt. Substandard loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not addressed.

Doubtful. The Company assigns a doubtful rating to loans with all the attributes of a substandard rating with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors that may work to the advantage and strengthening of the credit quality of the loan, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidation procedures, capital injection, perfecting liens on additional collateral and refinancing plans.

The following tables show the credit quality indicators associated with the Company’s commercial loan portfolio (excluding purchased credit impaired (“PCI”) loans) as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$365,674	$1,115,519	$199,684	$1,680,877
Special Mention	5,247	17,081	8,960	31,288
Substandard	2,559	47,867	10,592	61,018
Doubtful	—	—	39	39

	$373,480	$1,180,467	$219,275	$1,773,222

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$344,612	$1,091,937	$312,911	$1,749,460
Special Mention	3,669	25,951	7,627	37,247
Substandard	1,745	47,576	20,081	69,402
Doubtful	—	—	6,575	6,575

	$350,026	$1,165,464	$347,194	$1,862,684

The Company monitors the credit quality of its consumer portfolio based primarily on payment activity and credit scores. Payment activity is the primary factor considered in determining whether a consumer loan should be classified as nonperforming.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following tables show the credit quality indicators associated with the Company’s consumer loan portfolio (excluding PCI loans) as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$209,792	$404,999	$494,262	$11,247	$1,120,300
Nonperforming	2,638	1,368	261	5	4,272

	$212,430	$406,367	$494,523	$11,252	$1,124,572

	As of December 31, 2015
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$217,236	$400,335	$390,877	$9,944	$1,018,392
Nonperforming	2,503	849	181	6	3,539

	$219,739	$401,184	$391,058	$9,950	$1,021,931

The following tables show the credit quality indicators associated with the Company’s commercial PCI loans as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$7,533	$75,959	$7,104	$90,596
Special Mention	936	16,263	1,463	18,662
Substandard	6,501	29,937	299	36,737
Doubtful	37	1,414	529	1,980

	$15,007	$123,573	$9,395	$147,975

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$5,664	$88,084	$6,618	$100,366
Special Mention	1,764	16,887	1,984	20,635
Substandard	10,738	43,097	447	54,282
Doubtful	115	2,273	5	2,393

	$18,281	$150,341	$9,054	$177,676

The following tables show the credit quality indicators associated with the Company’s consumer PCI loans as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
	Residential Real Estate	Other Consumer	Total
Performing	$63,536	$778	$64,314
Nonperforming	7,736	11	7,747

	$71,272	$789	$72,061

	As of December 31, 2015
	Residential Real Estate	Other Consumer	Total
Performing	$74,614	$882	$75,496
Nonperforming	9,748	23	9,771

	$84,362	$905	$85,267

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Delinquency

An aging analysis for the Company’s loan portfolio (excluding PCI loans) at June 30, 2016 and December 31, 2015, is shown in the tables below (dollars in thousands):

	As of June 30, 2016
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$373,306	$32	$142	$373,480	$—	$319
Commercial real estate	1,175,851	3,610	1,006	1,180,467	—	3,985
Commercial & industrial	217,617	608	1,050	219,275	—	1,619
Consumer loans:
Residential real estate	210,411	947	1,072	212,430	23	2,638
Automobile	402,355	3,105	907	406,367	53	1,368
Marine & RV	493,891	587	45	494,523	—	261
Other consumer purpose	11,207	43	2	11,252	3	5

	$2,884,638	$8,932	$4,224	$2,897,794	$79	$10,195

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$349,164	$478	$384	$350,026	$—	$583
Commercial real estate	1,162,133	1,561	1,770	1,165,464	123	5,196
Commercial & industrial	340,057	381	6,756	347,194	214	14,933
Consumer loans:
Residential real estate	216,860	1,426	1,453	219,739	712	2,503
Automobile	396,760	3,785	639	401,184	99	849
Marine & RV	390,399	631	28	391,058	—	181
Other consumer purpose	9,826	111	13	9,950	9	6

	$2,865,199	$8,373	$11,043	$2,884,615	$1,157	$24,251

For PCI loans, if the Company has a reasonable expectation about the timing and amount of cash flows expected to be collected, the loans meet the criteria for the recognition of income and are considered to be accruing loans.

An aging analysis for the Company’s PCI loans at June 30, 2016 and December 31, 2015 is shown in the tables below (dollars in thousands):

	As of June 30, 2016
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$13,925	$338	$744	$15,007	$744	$—
Commercial real estate	114,300	1,394	7,879	123,573	7,879	—
Commercial & industrial	9,234	1	160	9,395	160	—
Residential real estate	68,069	1,404	1,799	71,272	1,799	—
Other consumer purpose	759	20	10	789	10	—

	$206,287	$3,157	$10,592	$220,036	$10,592	$—

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$16,507	$307	$1,467	$18,281	$1,467	$—
Commercial real estate	135,869	2,151	12,321	150,341	12,321	—
Commercial & industrial	8,979	25	50	9,054	50	—
Residential real estate	78,385	2,657	3,320	84,362	3,320	—
Other consumer purpose	882	—	23	905	23	—

	$240,622	$5,140	$17,181	$262,943	$17,181	$—

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

4.	Allowance for Loan Losses

Activity in the Allowance for Loan Losses (“ALL”) for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively, is summarized in the tables below (dollars in thousands):

	For the Period Ended June 30, 2016
	Commercial	Consumer	PCI	Total
Beginning Balance	$24,535	$11,636	$5,246	$41,417
Charge-offs	(5,305)	(2,522)	(369)	(8,196)
Recoveries	159	549	1,540	2,248
Provision / (Release)[1]	3,085	4,107	(266)	6,926

Ending Balance	$22,474	$13,770	$6,151	$42,395

Period-end ALL allocated to:
Loans individually evaluated for impairment	$1,108	$173	$—	$1,281
Loans collectively evaluated for impairment	21,366	13,597	—	34,963
Loans acquired with deteriorated credit quality	—	—	6,151	6,151

Ending Balance	$22,474	$13,770	$6,151	$42,395

Period-end recorded investment in loans:
Individually evaluated for impairment	$5,923	$4,272	$—	$10,195
Collectively evaluated for impairment	1,767,299	1,120,300	—	2,887,599
Acquired with deteriorated credit quality	—	—	220,036	220,036

Ending Balance	$1,773,222	$1,124,572	$220,036	$3,117,830

	For the Year Ended December 31, 2015
	Commercial	Consumer	PCI	Total
Beginning Balance	$23,675	$9,059	$5,176	$37,910
Charge-offs	(5,183)	(2,841)	(2,653)	(10,677)
Recoveries	697	929	2,659	4,285
Provision[2]	5,346	4,489	64	9,899

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end ALL allocated to:
Loans individually evaluated for impairment	$3,666	$142	$—	$3,808
Loans collectively evaluated for impairment	20,869	11,494	—	32,363
Loans acquired with deteriorated credit quality	—	—	5,246	5,246

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end recorded investment in loans:
Individually evaluated for impairment	$20,712	$3,539	$—	$24,251
Collectively evaluated for impairment	1,841,972	1,018,392	—	2,860,364
Acquired with deteriorated credit quality	—	—	262,943	262,943

Ending Balance	$1,862,684	$1,021,931	$262,943	$3,147,558

[1]	Does not include $(2,300) in release of provision for unfunded commitments.
[2]	Does not include $1,683 in provision for unfunded commitments.

In addition to the ALL, the Company also estimates probable and reasonably estimable credit losses related to unfunded lending commitments, such as letters of credit and binding unfunded loan commitments. This reserve for unfunded lending commitments totaled $2.9 million and $5.2 million at June 30, 2016 and December 31, 2015, respectively, and is included within the other liabilities section of the Consolidated Balance Sheet.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

5.	Deposits

Deposits at June 30, 2016 and December 31, 2015, are summarized as follows (dollars in thousands):

	June 30, 2016	December 31, 2015
Noninterest-bearing demand	$499,748	$548,838
Interest-bearing demand	576,709	547,473
Money market	848,989	903,999
Savings	125,261	112,428
Time	1,244,035	1,576,049

Total deposits	$3,294,742	$3,688,787

Time deposits with a minimum denomination of $250 thousand totaled $186.1 million and $287.3 million at June 30, 2016 and December 31, 2015, respectively.

At June 30, 2016, the scheduled maturities of time deposits were (dollars in thousands):

2016	$336,886
2017	576,506
2018	108,443
2019	88,341
2020 and thereafter	133,859

Total time deposits	$1,244,035

6.	Fair Values Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, US GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and 2 of the hierarchy) and reporting entity’s own assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

The fair value hierarchy gives the highest priority to valuations based on unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Level 2

Valuation is based on inputs, other than quoted prices included within Level 1, that are observable for the asset and liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation inputs are unobservable inputs for the asset or liability, which shall be used to measure fair value to the extent that observable inputs are not available. The inputs shall reflect the Company’s own assessment regarding assumptions that market participants would use in pricing the asset or liability.

Fair value estimates are made at a specific point in time based upon relevant market information and information about each asset and liability. Where information regarding the fair value of an asset or liability is available, those values are used, as is the case with investment securities and residential mortgage loans. In these cases, an open market exists in which these assets are actively traded.

Because no market exists for many assets and liabilities, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. For those assets or liabilities with a fixed interest rate, an analysis of the related cash flows was the basis for estimating fair values. The expected cash flows were then discounted to the valuation date using an appropriate discount rate. The discount rates used represent the rates under which similar transactions would be currently negotiated. For assets or liabilities with fixed and variable rates, fair value estimates also consider the impact of liquidity discounts appropriate as of the measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. There were no transfers between levels during the six months ended June 30, 2016 or year ended December 31, 2015.

Fair Value of Financial Instruments Measured on a Recurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a recurring basis:

Investment Securities

Investment securities classified as available-for-sale are recorded at fair value on a recurring basis. The Company’s investment portfolio primarily consists of U.S. government agency mortgage-backed securities, non-agency mortgage-backed securities, U.S. government securities, corporate bonds and municipal securities. The fair value of investment securities classified as available-for-sale are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications. Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following tables summarize the financial assets and liabilities measured at fair value on a recurring basis at June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities available-for-sale
U.S. government	$30,383	$—	$30,383	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	205,750	—	205,750	—
Asset backed securities	9,794	—	9,794	—
Collateralized mortgage obligations	130,845	—	130,845	—
State, county and municipal	8,445	—	8,445	—
Corporate bonds	35,490	—	35,490	—
Equity securities	3,831	—	—	3,831

	$424,538	$—	$420,707	$3,831

	As of December 31, 2015
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities available-for-sale
U.S. government	$34,711	$—	$34,711	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	220,390	—	220,390	—
Asset backed securities	15,894	—	15,894	—
Collateralized mortgage obligations	145,194	—	145,194	—
State, county and municipal	8,992	—	8,992	—
Corporate bonds	35,642	—	35,642	—
Equity securities	3,658	—	—	3,658

	$464,481	$—	$460,823	$3,658

During the six months ended June 30, 2016, the Company purchased level 3 investment securities of $552 thousand, received settlements of $379 thousand and recognized no gains or losses in earnings or other comprehensive income. During 2015, the Company purchased level 3 investment securities of $1.5 million, received settlements of $1.6 million, and recognized no gains or losses in earnings or other comprehensive income.

Fair Value of Financial Instruments Measured on a Nonrecurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loans will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the underlying collateral value of

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

the impaired loans or the estimated discounted cash flows for such loans. A specific allowance is required if the fair value of the expected repayments or the fair value of the collateral is less than the recorded investment in the loan. The Company records impaired loans as nonrecurring level 3.

Loans Held for Sale

Loans held for sale consist of mortgage and other loans accounted for at lower of cost or market. The fair value of mortgage loans held for sale is determined based upon pricing assigned on a loan-by-loan basis, at the time a loan is locked with the borrower, through correspondent relationships that the Company maintains in order to sell loans held for sale. The fair value of other loans held for sale, which are commercial loans, is determined on a loan-by-loan basis and is estimated based upon binding sales agreements.

Other Real Estate Owned

The fair value of Other Real Estate Owned (“OREO”) is determined when the asset is transferred to foreclosed assets. The assets are carried at the lower of the carrying value or fair value less estimated costs to sell. Fair value is based upon appraised values of the collateral or management’s estimation of the value of the collateral. Management requires a new appraisal at the time of foreclosure or repossession of the underlying collateral. Updated appraisals are obtained on at least an annual basis on all OREO and are considered to contain Level 3 inputs. Management has also determined, in some cases, that fair value of collateral is further impaired based upon real estate market trends and declining foreclosed property pricing. Therefore, all OREO is recorded as a nonrecurring Level 3 hierarchy.

For assets and liabilities carried at fair value on a nonrecurring basis, the following table provides fair value information as of June 30, 2016 and December 31, 2015 (dollars in thousands):

	As of June 30, 2016
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$10,195	$—	$—	$10,195
Loans held for sale	1,249	1,249	—	—
OREO	6,653	—	—	6,653

	As of December 31, 2015
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$24,251	$—	$—	$24,251
Loans held for sale	2,373	2,373	—	—
OREO	8,292	—	—	8,292

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements at June 30, 2016 and December 31, 2015 (dollars in thousands):

As of June 30, 2016
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Input	Range of Inputs
Impaired loans	$10,195	Third party appraisal	Management discount for property type, recent market volatility, lien position and costs to sell.	0% - 95%
OREO	$6,653	Third party appraisal	Management discount for property type, recent market volatility, and costs to sell.	0% - 40%

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

As of December 31, 2015
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Input	Range of Inputs
Impaired loans	$24,251	1) Non-Collateral Dependent: Discounted cash flow analysis 2) Collateral Dependent: Third party appraisal	1) a) Loss given default b) Probability of default c) Discount rate 2) Management discount for property type, recent market volatility, lien position, and costs to sell.	1) a) 0% - 83% b) 100% c) 5% - 10% 2) 0% - 88%
OREO	$8,292	Third party appraisal	Management discount for property type, recent market volatility and time on the market	0% - 40%

Fair Value of Financial Instruments

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities (dollars in thousands). The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Cash and due from banks	$93,421	$93,421	$218,338	$218,338
Investment securities available-for-sale	424,538	424,538	464,481	464,481
Investment securities held-to-maturity	74,975	78,847	80,368	83,480
Loans held for sale	1,249	1,293	2,373	2,449
Loans held for investment, net	3,075,435	3,125,868	3,106,141	3,179,156
Bank owned life insurance (“BOLI”)	86,377	86,377	85,040	85,040
FHLBA Stock	10,127	10,127	3,193	3,193
Deposits	3,294,742	3,272,483	3,688,787	3,639,479
Other borrowings	150,000	149,994	—	—

Cash and Due From Banks

The carrying amount approximates fair value for these instruments.

Investment Securities

The fair value of investment securities are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications.

Loans Held For Sale

Loans held for sale are carried at the lower of cost or fair value. These loans currently consist of one-to-four family residential real estate loans originated for sale to qualified third parties and commercial loans. The fair value of mortgage loans held for sale is based upon the contractual price to be received from these third parties, which may be different than cost. The fair value of other loans held for sale is determined on a loan-by-loan basis and is estimated based upon binding sales agreement.

Loans Held for Investment

Fair values are estimated for portfolios of loans with similar financial characteristics if collateral-dependent. Loans are segregated by type. The fair value of performing loans is calculated by

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield and other risks inherent in the loan. The estimate of maturity is based upon the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Fair value for significant non-performing loans is generally based upon recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

Fair values for PCI loans are valued based upon a discounted expected cash flow methodology that considers various factors including the type of loan and related collateral, credit quality, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and a discount rate reflecting the Company’s assessment of risk inherent in the cash flow estimates. PCI loans are grouped together according to common risk characteristics and are evaluated in aggregated pools when applying various valuation techniques. The Company estimated the gross cash flows expected to be collected on these loans based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. The carrying amounts of PCI loans approximate fair value.

BOLI

The carrying amount approximates fair value for these instruments.

FHLBA Stock

FHLBA stock is carried at its original cost basis, as cost approximates fair value and there is no ready market for such investments.

Deposits

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and money market and checking accounts, is based on the discounted value of estimated cash flows. The fair value of time deposits is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings

The fair value of the Company’s FHLBA advances is estimated based upon the discounted value of contractual cash flows. The fair value of investment securities sold under agreements to repurchase approximates the carrying amount because of the short maturity of these borrowings. The discount rate is estimated using rates quoted for the same or similar issues or the current rates offered to the Company for debt of the same remaining maturities.

Commitments and Contingencies

For off-balance sheets commitments and contingencies, carrying amounts are reasonable estimates of the fair values for such financial instruments. Carrying amounts include unamortized fee income and, in some cases, reserves for any credit losses from those financial instruments. These amounts are not material to the Company’s financial position.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

7.	Accumulated Other Comprehensive Income (AOCI)

In addition to presenting the Consolidated Statements of Comprehensive Income herein, the following table shows the tax effects allocated to each component of AOCI for the three and six month periods ending June 30, 2016 and June 30, 2015, respectively (dollars in thousands):

	Three Months Ended
	June 30, 2016			June 30, 2015
	Before-Tax Amount	Tax	Net-of-Tax Amount	Before-Tax Amount	Tax	Net-of-Tax Amount
AOCI, beginning balance	$5,408	$(1,856)	$3,552	$7,675	$(2,654)	$5,021
Unrealized gains on securities:
Net unrealized gains / (losses) arising during the period	1,709	(581)	1,128	(5,317)	1,808	(3,509)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	6	(2)	4	(37)	12	(25)

AOCI, ending balance	$7,123	$(2,439)	$4,684	$2,321	$(834)	$1,487

	Six Months Ended
	June 30, 2016			June 30, 2015
	Before-Tax Amount	Tax	Net-of-Tax Amount	Before-Tax Amount	Tax	Net-of-Tax Amount
AOCI, beginning balance	$1,195	$(423)	$772	$3,961	$(1,391)	$2,570
Unrealized gains on securities:
Net unrealized gains / (losses) arising during the period	5,955	(2,025)	3,930	(1,559)	530	(1,029)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(27)	9	(18)	(81)	27	(54)

AOCI, ending balance	$7,123	$(2,439)	$4,684	$2,321	$(834)	$1,487

Reclassifications out of AOCI consisted of the following (dollars in thousands):

	Three Months Ended June 30
Details about components of AOCI	2016	2015	Affected line item in the Consolidated Financial Statements
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity:	$6	$(37)	Investment securities held-to-maturity
	(2)	12	Income tax expense

	$4	$(25)

	Six Months Ended June 30
Details about components of AOCI	2016	2015	Affected line item in the Consolidated Financial Statements
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity:	$(27)	$(81)	Investment securities held-to-maturity
	9	27	Income tax expense

	$(18)	$(54)

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

8.	Other noninterest expense

Other noninterest expense for the three and six months ended June 30, 2016 and 2015 included the following (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Printing and supplies	$199	$209	$424	$393
Advertising	93	451	288	827
Insurance expense	256	316	569	635
Postage	203	171	459	358
FDIC deposit insurance expense	738	461	1,584	1,219
FDIC recovery expense	—	1,636	—	2,400
Loss on sale and other adjustments of fixed assets	1,104	894	1,361	975
Other	1,233	1,067	2,530	1,838

Total other noninterest expense	$3,826	$5,205	$7,215	$8,645

9.	Income Taxes

For the three months ended June 30, 2016 and 2015, income tax expense was $6.5 million and $2.4 million representing effective tax rates of 35.3% and 33.2%, respectively. For the six months ended June 30, 2016 and 2015, income tax expense was $14.3 million and $4.7 million representing effective tax rates of 35.7% and 29.7%, respectively. The higher effective tax rates were primarily due to higher pre-tax income. The provision for income taxes includes both federal and state income taxes and differs from the provision using statutory rates primarily due to favorable permanent tax items such as income from nontaxable loans and investments and tax exempt income on BOLI. The Company calculated provision for income taxes for the three and six months ended June 30, 2016 by using the actual effective tax rate, and calculated provision for income taxes for the three and six months ended June 30, 2015 by applying the estimated annual effective tax rate to pretax income. At June 30, 2016, the Company did not have a material change in the major components of the temporary differences from December 31, 2015.

10.	Subsequent Events

Management has evaluated the effects of subsequent events through August 5, 2016 and has determined that the following event requires disclosure:

Acquisition by Bank of the Ozarks, Inc.

On July 20, 2016, the Company and its wholly owned bank subsidiary, C&S Bank, were acquired by Bank of the Ozarks, Inc. (“OZRK”) in an all-stock transaction valued at approximately $799.6 million, or approximately $20.50 per fully diluted Company share. Under the terms of the definitive merger agreement, which was approved by the boards of directors of both companies, each holder of outstanding shares of common stock of the Company received shares of common stock of OZRK. The number of OZRK shares issued was determined based on the fifteen day volume weighted average stock price of OZRK’s common stock as of the second business day prior to the closing date or $37.52 per share.